Exhibit 9.01

OPTION AGREEMENT

January 10, 2011

WHEREBY: Sundance Gold Ltd. (Sundance) owns 20 mineral claims in Nevada covering approximately 200 acres known generally as Dolly Varden. Sundance has the legal right to option, sell, or otherwise assign the rights to Dolly Varden. Viking Minerals (Viking) wishes to enter into an exploration agreement with Sundance in order to option the ownership of Dolly Varden under the following terms:

Viking will pay to Sundance $25,000 upon the signing if this agreement.

Viking will pay to Sundance 20,000,000 shares of its common stock to Sundance within 2 years of the signing of this agreement.

Viking will have the right to earn 70% of the Dolly Varden claims by conducting a $2,000,000 work program on the Dolly Varden claims over a period of 2 years from the date of this agreement, of which $500,000 must be spent in the first six months.

Sundance will retain a 5% NSR.

See appendix 1 for specific claim numbers.


SIGNATURES

                                                                      Appendix 1

                                   DVS CLAIMS

UTTM27east      UTM27north    Loc.Mon.       Remarks/corner
----------      ----------    --------       --------------
  717178         4464906       DVS1
  717178         4464900       DVS2
  717361         4464906       DVS3
  717361         4464900       DVS4
  717544         4464906       DVS5       (Not staked - Wondt claim)
  717544         4464900       DVS6       (Not staked - Wendt claim)
  717727         4464906       DVS7       (Not staked - Wsndt claim)
  717727         4464900       DVS8       (Not staked - Wendt claim)
  717909         4464906       DVS9
  717909         4464900       DVS10
  718092         4464906       DVS11
  718092         4464900       DVS12
  718275         4464906       DVS13
  718275         4464900       DVS14
  718458         4464906       DVS15
  718458         4464900       DVS16

NORTH ROW corners
  717087         4465360                  NWC DV1
  717269         4465360                  NEC DV1, NWC DV3
  717452         4465360                  NEC DV3
         (Wendt)
  717818         4465360                  NWC DV9
  718001         4465360                  NEC DV9, NWC DV11
  718184         4465360                  NEC DV11, NWC  DV13
  718367         4465360                  NEC DV13, NWC DV15
  718550         4465360                  NEC DV15

CENTER ROW CORNERS
  717087         4464903                  SWC DV1, NWC DV2
  717269         4464903                  SEC DV1, NEC DV2,SWC DV3, NWC DV4
  717452         4464903                  SEC DV3, NEC DV4
         (Wendt)
  717818         4464903                  SWC DV9, NWC DV10
  718001         4464903                  SEC DV9, NEC DV10, SWC DV11, NWC DV12
  718184         4464903                  SEC DV11, NEC DV12, SWC DV13, NWC DV14
  718367         4464903                  SEC DV13, NEC DV14, SWC DV15, NWC DV16
  718550         4464903                  SEC DV15, NEC DV16

SOUTH ROW CORNERS
  717087         4464446                  SWC DV2
  717269         4464446                  SEC DV2, SWC DV4
  717452         4464446                  SEC DV4
         (Wendt)
  717818         4464446                  NWC DV10
  718001         4464446                  SEC DV10, SWC DV12
  718184         4464446                  SEC DV12, SWC DV14
  718367         4464446                  SEC DV14, SWC DV16
  718550         4464446                  SEC DV16